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                                   EXHIBIT 4.4

            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


       THIS THIRD AMENDMENT ("Third Amendment") made as of December 16, 1993, by and among PITT-DES MOINES, INC., a Pennsylvania corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), WELLS FARGO BANK, N.A. and AMERICAN NATIONAL BANK, as lenders (individually "PNC", "Wells" and "American" and a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank) as agent for the Banks (in such capacity the "Agent"), and PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), amends certain provisions of that certain amended and restated Credit Agreement dated as of June 30, 1992 as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 10, 1992 and the Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 1993 (said Credit Agreement as amended herein the "Original Credit Agreement").


                                  WITNESSETH:

       WHEREAS, the Borrower, the Banks, the Issuing Bank and the Agent wish to amend the Original Credit Agreement as provided herein.

       NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Original Credit Agreement and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

       Section 1.01 AMENDMENT TO SUBSECTION 5.3C OF ORIGINAL CREDIT AGREEMENT. Subsection 5.3c of the Original Credit Agreement is hereby amended to delete the reference to "$85,000,000" and substitute in place thereof a reference to "$80,000,000".

       Section 1.02 SUPPLEMENT TO SCHEDULE 3.18 TO THE ORIGINAL CREDIT AGREEMENT. Schedule 3.18 to the Original Credit Agreement is hereby supplemented by the Addendum to Schedule 3.18 attached to this Third Amendment.

       Section 1.03 NO OTHER AMENDMENTS. The amendments to the Original Credit Agreement set forth in Sections 1.01 and 1.02 do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Third Amendment, the provisions of the Original Credit Agreement. The amendments set forth in Sections 1.01 and 1.02 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Banks, the Issuing Bank or the Agent under the Original Credit Agreement with respect to any such violation.



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                                 ARTICLE II
                    BORROWER'S SUPPLEMENTAL REPRESENTATIONS

          As an inducement to the Banks, the Issuing Bank and the Agent to enter into this Third Amendment hereunder, the Borrower represents and warrants that:


          Section 2.01. INCORPORATION BY REFERENCE. Borrower hereby incorporates herein by reference and repeats herein for the benefit of the Banks, the Issuing Bank and the Agent the representations and warranties made by it in Sections 3.1 through 3.20, both inclusive, of the Original Credit Agreement and for purposes hereof such representations and warranties, shall be deemed to extend to and cover this Third Amendment.


                                  ARTICLE III
                                 MISCELLANEOUS

          Section 3.01 RATIFICATION OF TERMS. This Third Amendment shall be construed in connection with and as part of the Original Credit Agreement. Except as expressly amended by this Third Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

          Section 3.02 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
Delivery of an executed counterpart of a signature page to this Third Amendment by telecopier shall be effective as of delivery of a manually executed counterpart of this Third Amendment.

          Section 3.03 CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

          Section 3.04 CONDITIONS PRECEDENT. This Third Amendment shall become effective (the "Amendment Effective Date") on the date on which Borrower shall provide to the Banks, the Issuing Bank and the Agent the following:

            (A)  A duly executed counterpart original of this Third Amendment;

            (B) A certificate of the chief financial officer of the Borrower certifying that, as of the date of this Third Amendment, no Event of Default shall have occurred and be continuing and no event, condition, act or omission has occurred and is continuing which, with the passage of time, the giving of notice or both, would constitute a Event of Default, or would result from the execution of this Third Amendment;

            (C) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of the performance under this Third Amendment;



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            (D)  Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

          Section 3.05 EFFECTIVE DATE. From and after the Amendment Effective Date, all references in the Original Credit Agreement to the Original Credit Agreement shall be deemed to be references to the Original Credit Agreement as amended hereby.

          Section 3.06 ENTIRE AGREEMENT. This Third Amendment contains the entire agreement between the parties relating to the subject matter hereof; there are merged herein all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof, and any representation, promise or condition not incorporated herein shall not be binding upon the parties.

          Section 3.07 SEVERABILITY. Whenever possible each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Third Amendment or any part of such provision shall be prohibited by or invalid under applicable law, such provision of part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

          Section 3.08 GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

          Section 3.09 HEADINGS. The headings of this Third Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.



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          IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby have caused this Third Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.


ATTEST:          (SEAL)  PITT-DES MOINES, INC.


By /s/ Thomas R. Lloyd       By /s/ Richard A. Byers
   --------------------         ----------------------
Name:  Thomas R. Lloyd         Name:  Richard A. Byers
Title: Secretary               Title: Vice President Finance
                                    and Administration


                               PNC BANK, NATIONAL ASSOCIATION
                               (formerly Pittsburgh National
                               Bank) as a Bank, as the Issuing Bank
                               and as the Agent


                               By /s/ Stephanie A. Rogan
                                  -----------------------
                               Name:  Stephanie A. Rogan
                               Title: Commercial Banking Officer


                               WELLS FARGO BANK, N.A.


                               By /s/ Stephen M. Smith
                                  -----------------------
                               Name:  Stephen M. Smith
                               Title: Assistant Vice President


                               AMERICAN NATIONAL BANK


                               By /s/ Douglas P. Sutton
                                  ------------------------
                               Name:  Douglas P. Sutton
                               Title: Vice President



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                           ADDENDUM TO SCHEDULE 3.18
                             ENVIRONMENTAL MATTERS
                             PITT-DES MOINES, INC.
                               DECEMBER 16, 1993

     In the last sentence of Schedule 3.18 to the original Credit Agreement, Borrower stated:

     "Borrower has no other reason to believe that a Release of Hazardous Substances presently exists at, upon, under or within the Premises and has no reason to believe that operations at the Premises are not in present compliance with all Environmental Laws applicable to Hazardous substances".

     On September 30, 1993, Borrower conveyed two parcels of land on Neville Island, Allegheny County, Pennsylvania, to Miles Bryan, Trustee. Said parcels were a portion of the Premises as defined in the Original Credit Agreement. Such conveyance was made after Phase I and Phase II environmental studies were made of the two parcels and said studies disclosed elevated levels of arsenic and lead on a portion of said parcels.

     The document for said conveyance includes, of record, the following
Language:

     "Said property being acquired with respect to all environmental conditions thereon "AS IS", including an area thereof in the East Yard near the former Pipe Thread Shop where one round of testing indicated the soil contains higher than anticipated levels of arsenic and lead".

     The aforementioned Phase I and Phase II environmental studies did, however, cause Borrower to have reason to now believe that a Release of Hazardous Substances may have existed at, upon, under or within that portion of the premises described above. Except as provided in the Original Credit Agreement and the attachments thereto, Borrower has no reason to believe that operations at the Premises were not, and are not, in compliance with all Environmental Laws applicable to Hazardous Substances.

     Borrower has no reason to believe that the above-described portions of the Premise conveyed on September 30, 1993, are not in present compliance with all Environmental Laws applicable to Hazardous Substances.



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